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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington,  D.C.  20549


                                      FORM 8-K


Date of report (Date of earliest event reported):   February 10, 1998
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                            AFTERMARKET TECHNOLOGY CORP.
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               (Exact Name of Registrant as Specified in Its Charter)


     Delaware                             0-21803               95-4486486
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(State or Other Jurisdiction of         (Commission         (I.R.S. Employer
 Incorporation or Organization)         File Number)        Identification No.)


900 Oakmont Lane - Suite 100, Westmont, IL                         60559
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's Telephone Number, Including Area Code:    (630) 455-6000
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                             AFTERMARKET TECHNOLOGY CORP.

                                      FORM 8-K

ITEM 5.  OTHER EVENTS.

         On February 10, 1998, Aftermarket Technology Corp. ("ATC") entered into an asset purchase agreement with Autocraft Industries, Inc. to acquire substantially all the assets of Autocraft's OEM Division, a leading remanufacturer and distributor of drivetrain and electronic parts used in the warranty and aftermarket repair of passenger cars and light trucks. The cash purchase price for the acquisition will be $112.5 million to be paid at closing, plus up to an additional $12.5 million to be paid in 1999 based on the performance of the OEM Division's European operations during 1998.

         The OEM Division, based in Oklahoma City with additional operations in Houston, Dallas and Grantham, England, has annual sales of over $150 million and 1500 employees. Its principal customers include Ford and General Motors and its products include remanufactured transmissions, engines, component parts, electronic control modules, instrument display clusters, cellular telephones and radios. In addition to expanding ATC's OEM customer base and product offerings, the acquisition will provide ATC with a significant European presence.

         The acquisition is expected to close during the first quarter of 1998 and is subject to ATC obtaining necessary financing and the satisfaction of certain conditions customary in this type of transaction, including receipt of certain third party consents and requisite governmental approvals.


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                            AFTERMARKET TECHNOLOGY CORP.

                                     SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               AFTERMARKET TECHNOLOGY CORP.

Dated:  February 11, 1998

                                               By: /s/Joseph Salamunovich
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                                                  Joseph Salamunovich
                                                  Vice President

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